UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2019

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)		80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                                                                                              Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01   Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On July 26, 2019, DISH Network Corporation (“DISH”) entered into an Asset Purchase Agreement (the “APA”) with T‑Mobile US, Inc. (“TMUS”) and Sprint Corporation (“Sprint” and together with TMUS, the “Sellers” and after the Sprint-TMUS merger, sometimes referred to as “NTM”)).

Pursuant to the APA, after the consummation of the Sprint-TMUS merger and at the closing of the transaction, NTM will sell to DISH and DISH will acquire from NTM certain assets and liabilities associated with Sprint’s Boost Mobile, Virgin Mobile and Sprint-branded prepaid mobile services businesses (the “Prepaid Business”) for an aggregate purchase price of $1.4 billion as adjusted for specific categories of net working capital on the Closing Date (the “Prepaid Business Sale”).  Under the Proposed Final Judgment (as defined in Item 8.01 below), TMUS is required to divest the Prepaid Business to DISH no later than the latest of (i) 15 days after TMUS has enabled DISH to provision any new or existing customers of the Prepaid Business holding compatible handset devices onto the NTM network, (ii) the first business day of the month following the later of the consummation of the Sprint-TMUS merger or the receipt of approvals for the Prepaid Business Sale, and (iii) five days after the entry of the Final Judgment (as defined in Item 8.01 below) by the District Court (as defined in Item 8.01 below).  DISH expects to fund the purchase price with cash on hand or other available sources of liquidity.  At the closing of the Prepaid Business Sale, DISH and NTM will enter into a transition services agreement under which DISH will receive certain transitional services (the “TSA”), a master network services agreement for the provision of network services by NTM to DISH (the “MNSA”), an option agreement entitling DISH to acquire certain decommissioned cell sites and retail stores of NTM (the “Option Agreement”) and an agreement under which DISH would purchase all of Sprint’s 800 MHz spectrum licenses, totaling approximately 13.5 MHz of nationwide wireless spectrum for an additional approximate $3.59 billion (the “Spectrum Purchase Agreement” and together with the APA, the TSA, the MNSA and the Option Agreement, the “Transaction Agreements”).

The assets to be sold to DISH are generally those exclusively related to the Prepaid Business and generally include Boost Mobile, Sprint-branded prepaid and Virgin Mobile customer accounts, selected inventory, records, contracts, purchase orders, permits, intellectual property (excluding the Sprint brand and subject to certain licensing arrangements) and personnel records.  In addition, approximately 480 Prepaid Business employees are currently expected to transfer to DISH in connection with the Prepaid Business Sale.  DISH will also generally assume the obligations of the Prepaid Business arising subsequent to the closing, with NTM generally retaining pre-closing liabilities (other than certain categories of liabilities that are included or excluded from the sale which may include those arising from actions taken prior to or after closing).  DISH will generally not assume, among other liabilities, certain liabilities associated with rejected inventory.

The APA also contains representations, warranties and covenants of the Sellers regarding the Prepaid Business (including a covenant to operate the Prepaid Business in the ordinary course), as well as representations, warranties and covenants of both DISH and the Sellers relating to the transaction.  The closing of the Prepaid Business Sale is subject to certain conditions, including, among others, completion of the Sprint-TMUS merger, receipt of necessary government approvals, including the Federal Communications Commission (the “FCC”), the United States Department of Justice (the “DOJ”) and the public utility commissions of any required states and certification from TMUS that DISH is able to provision any new or existing customer holding a compatible handset device on the NTM network pursuant to the MNSA.

The Prepaid Business Sale is expected to be consummated during the month immediately following the satisfaction or waiver of all of the closing conditions to the transaction (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time), or, if any regulatory approval requires an earlier closing, the last business day of the period required by such regulatory approval (the “Closing Date”).  The APA provides for certain termination rights of DISH and the Sellers, including (i) the right of DISH to terminate the APA if the Prepaid Business Sale has not closed within 12 months of signing or 90 days after the closing of the Sprint-TMUS merger, whichever is earlier, (ii) the right of the Sellers to terminate the APA if the Prepaid Business Sale has not closed within 90 days after the closing of the Sprint-TMUS merger, provided that if TMUS has not completed the process of enabling DISH to provision customers on the NTM network, such termination right will not be available to the Sellers, or (iii) upon any of the mutual conditions to closing becoming incapable of being satisfied.  The Sellers may also generally terminate the APA if any governmental authority requests any modifications to the Final Judgment or any of the Transaction Agreements that are not acceptable to the Sellers in their sole discretion.

Pursuant to the APA, the Sellers will indemnify DISH against losses suffered as a result of (i) a breach of their representations and warranties, (ii) a breach or non-performance of any covenant that is to be performed by the Sellers under the APA, (iii) any failure to collect in full any amount of accounts receivable included in the final calculation of the net working capital as of the Closing Date and (iv) the excluded liabilities.  DISH will similarly indemnify the Sellers against losses suffered as a result of (i) a breach of its representations and warranties, (ii) a breach or non-performance of any covenant that is to be performed by it under the APA and (iii) the assumed liabilities.  The indemnification provisions are subject to certain de minimis, deductible and cap limitations and time limitations with respect to recovery for losses.

Transition Services Agreement

TMUS and DISH will enter into a TSA upon the closing of the Prepaid Business Sale, pursuant to which TMUS will provide certain transition services to DISH for the Prepaid Business for a period of two years from the closing of the Prepaid Business Sale.  Additionally, under the Proposed Final Judgment, DISH may apply to the DOJ for one or more extensions of the term of the TSA, which the DOJ can approve or deny in its sole discretion, and the TSA contemplates the option to renew the TSA for a third year.  The transition services will be provided at cost, which shall not exceed a specific amount in the first year, plus certain pass-through costs and out-of-pocket expenses, during the first two years.  If any transition services are renewed for a third year, the transition services will be provided at cost plus a certain mark-up, plus certain additional costs.

Master Network Services Agreement

TMUS and DISH will enter into an MNSA upon the closing of the Prepaid Business Sale, pursuant to which DISH will also receive network services from NTM for a period of seven years.  As set forth in the MNSA, NTM will provide to DISH, among other things, (i) legacy network services for certain Boost Mobile, Virgin Mobile and Sprint prepaid end users on the Sprint network, (ii) NTM network services for certain end users that have been migrated to the NTM network or provisioned on the NTM network by or on behalf of DISH and (iii) infrastructure mobile network operator services to assist in the access and integration of the DISH network.

Pursuant to the terms of the MNSA, DISH will face certain restrictions on making offerings that may combine the access to services provided under the MNSA with access to the facilities or services provided by certain third parties, subject to certain exceptions and carve-outs.  DISH will have the right to offer differentiated pricing, products and features to its end users under its brands in conjunction with the services provided under the MNSA, subject to certain qualifications and restrictions.  DISH has certain restrictions on its ability to wholesale, sub-distribute or resell the services provided under the MNSA to third parties.  During and after the term of the MNSA, NTM has agreed to certain restrictions with respect to the use of certain information in the targeting of customers.

In the event of a “change of control” of DISH, the MNSA will terminate upon the earlier of two years following the consummation of the change of control or the date on which the MNSA would have otherwise terminated or expired in accordance with its terms.  However, DISH would remain able to provision new users for six months after the change of control and also retain access to roaming services on the NTM network for both new and existing users for the remainder of the original term of the MNSA.  Generally, a change of control would occur in the first 36 months of the term of the MNSA if (A) certain “permitted owners” no longer own 50% or more of DISH’s voting power or a person or group of persons who are not permitted owners beneficially owns more than 50% of DISH’s aggregate economic value or (B) DISH sells more than 50% of its wireless communications business assets (excluding DISH’s wireless terrestrial spectrum licenses and entities that own its wireless terrestrial spectrum licenses).  A permitted owner generally includes Charles W. Ergen (including his family and certain related trusts and entities) and certain financial investors.  Following the first 36 months of the term of the MNSA (or earlier in certain circumstances), a change of control would generally occur if any restricted persons own (1) more than 50% of the voting power or economic value of DISH or (2) a majority of DISH’s wireless communications business assets (excluding DISH’s wireless terrestrial spectrum licenses and entities that own its wireless terrestrial spectrum licenses).  A “restricted person” generally includes certain U.S. wireless providers and U.S. cable companies (with certain exceptions), as well as any other entities that do not enter into a network usage agreement with NTM restricting such person from generally engaging in certain activities that are detrimental to the NTM network.

Spectrum Purchase Agreement

Pursuant to the Spectrum Purchase Agreement to be entered into upon the closing of the Prepaid Business Sale, DISH is expected to purchase all of Sprint’s 800 MHz spectrum (approximately 13.5 MHz of nationwide spectrum).  The covered spectrum must be divested within the later of three years after the closing of the Prepaid Business Sale and five days after receipt of FCC approval for the transfer, following an application for FCC approval to be filed three years following the closing of the Sprint-TMUS merger.  The DOJ may in its sole discretion agree to extend the deadline for the spectrum divestiture for up to 60 days pursuant to the Final Judgment (defined below).  NTM may exercise an option to lease back 4 MHz (2 MHz downlink + 2 MHz uplink) of the spectrum for two years following the closing of the 800 MHz spectrum sale at the same per-Pop rate used to calculate the purchase price paid by DISH to NTM – a rate of approximately $68 million per year.

DISH and NTM will both make customary representations, warranties and covenants pursuant to the Spectrum Purchase Agreement, including representations by NTM regarding the validity of the licenses for the purchased spectrum.  Pursuant to the Spectrum Purchase Agreement, DISH and NTM will each indemnify the other against losses suffered as a result of breaches of the other’s representations and warranties or covenants.  The indemnification provisions are subject to certain deductible and cap limitations and time limitations with respect to recovery for losses.

If DISH breaches the Spectrum Purchase Agreement prior to the closing or fails to deliver the purchase price following the satisfaction or waiver of all closing conditions, DISH’s sole liability to NTM will be to pay NTM a fee of approximately $72 million.  If NTM fails to sell the spectrum to DISH following the satisfaction or waiver of all closing conditions, DISH’s sole recourse will be to seek specific performance, and if (and only if) specific performance is unavailable, to seek damages of up to approximately $72 million.

Option Agreement

The Option Agreement, which will be entered into upon the closing of the Prepaid Business Sale, provides DISH an exclusive option to assume certain assets and liabilities under certain circumstances for any of the cell sites and retail stores that NTM decommissions during the term of the Option Agreement.  NTM must make a minimum of 20,000 cell sites and 400 retail stores available to DISH pursuant to the Final Judgment.  With respect to each decommissioned site, DISH may choose to acquire: (a) only the lease for such site, (b) the lease and a predetermined list of equipment at the site or (c) the lease and all of the equipment at the site.  Under the Proposed Final Judgment, NTM must provide a detailed schedule which identifies each cell site that is scheduled to be decommissioned within five years of the closing of the Prepaid Business Sale.  The Option Agreement will remain in place for five years following the closing of the Prepaid Business Sale.

Item 7.01. Regulation FD Disclosure.

DISH has issued a press release which is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Agreement with the DOJ:  The Stipulation and Order and the Proposed Final Judgment

In connection with the Prepaid Business Sale and the consummation of the Sprint-TMUS merger, DISH, TMUS and Sprint agreed with the DOJ on certain key terms relating to the Transaction Agreements and DISH’s wireless service business and spectrum.  On July 26, 2019, DISH, TMUS, Sprint, Deutsche Telekom AG and SoftBank Group Corp. (collectively, the “Defendants”) entered into a Stipulation and Order (the “Stipulation and Order”) with the DOJ binding the Defendants to a Proposed Final Judgment (the “Proposed Final Judgment”) which memorialized the agreement between the DOJ and the Defendants.  The Stipulation and Order and the Proposed Final Judgment were filed in the United States District Court for the District of Columbia (the “District Court”) on July 26, 2019.  Certain of the provisions of the Stipulation and Order and the Proposed Final Judgment are also reflected in the terms of the Transaction Agreements.  In addition to the terms reflected in the Transaction Agreements, the Stipulation and Order and the Proposed Final Judgment provide for other rights and obligations of DISH and the Sellers, including the following:

•

For a period of one year after the closing of the Prepaid Business Sale, if DISH determines that certain assets not included in the divestiture were previously used by the Prepaid Business and are reasonably necessary for the continued competitiveness of the Prepaid Business, subject to certain carve-outs, it may request that such assets be transferred to DISH, which the DOJ can approve or deny in its sole discretion.

•	Within one year of the closing of the Prepaid Business Sale, DISH will be required to offer nationwide postpaid retail mobile wireless service.
•	NTM must take all actions required to enable DISH to provision any new or existing customer with a compatible handset onto the NTM network within 90 days of the entry of the Final Judgment.
•

If DISH elects not to purchase the 800 MHz licenses pursuant to the Spectrum Purchase Agreement, it must pay $360 million (equal to 10% of the Spectrum Purchase Agreement purchase price) to the United States.  However, DISH will not be required to make such payment if it has deployed a core network and offered 5G service to at least 20% of the U.S. population within three years of the closing of the Prepaid Business Sale.

•

If DISH buys the 800 MHz spectrum pursuant to the Spectrum Purchase Agreement but fails to deploy all of the 800 MHz spectrum licenses for use in the provision of retail mobile wireless services by the expiration of the Final Judgment (as described below), the DOJ may require DISH to forfeit to the FCC any of the 800 MHz licenses for spectrum that are not being used to provide retail mobile wireless services, unless DISH is already providing nationwide retail wireless service.

•

DISH and NTM must agree to negotiate in good faith to reach an agreement for NTM to lease some or all of DISH’s 600 MHz spectrum licenses for deployment to retail consumers by NTM.  DISH and NTM must report on the status of the negotiations within 90 days after the filing of the Final Judgment.  If no agreement has been reached by 180 days following the filing of the Final Judgement, the DOJ may resolve any dispute in its sole discretion, provided that such resolution must be on commercially reasonable terms to both parties.

•	DISH and NTM must agree to support eSIM technology on smartphones.
•	The Sellers must introduce the suppliers and distributors of the Prepaid Business to DISH and the Sellers may not interfere in DISH’s negotiations with such suppliers and distributors.
•

On the first day of the fiscal quarter following the entry of the Final Judgment and of each 180-day period thereafter, DISH will be obligated to provide the DOJ with a description of its deployment efforts over the prior quarter including: (i) the number of towers and small cells deployed, (ii) the spectrum bands on which DISH has deployed equipment, (iii) progress in obtaining devices that operate on DISH’s spectrum frequencies, (iv) POPs coverage of DISH’s network, (v) the number of DISH’s mobile wireless subscriptions, (vi) the amount of traffic transmitted to DISH’s subscribers using DISH’s network and using NTM’s network, and (vii) whether there are or have been any efforts by NTM to interfere with DISH’s efforts to deploy and operate its network.

•

DISH cannot sell, lease or otherwise provide the right to use any of the divested assets to any national facilities-based mobile wireless provider and may not sell any of the divested assets or similar assets back to TMUS during the term of the Final Judgment (as described below), except that DISH may lease back to NTM up to 4 MHz of the 800 MHz spectrum it will acquire (as discussed above).

•

DISH must comply with the 2023 AWS-4, Lower 700 MHz E Block, AWS H Block, and nationwide 5G broadband network build‑out commitments made to the FCC, subject to verification by the FCC (as described below).  If DISH fails to comply with such build‑out commitments, it could face civil contempt in addition to the substantial voluntary contributions and license forfeitures described below if it fails to meet the June 14, 2023 commitments (as described below).

Upon the signing of the Stipulation and Order and the Proposed Final Judgment by the District Court, the Sellers will be permitted to consummate the Sprint-TMUS merger (subject to any additional closing conditions related thereto).  The Proposed Final Judgment is subject to the procedures of the Antitrust Procedures and Penalties Act, pursuant to which, following a 60-day public comment period and other related procedures, the Proposed Final Judgment will be entered with the District Court (the Proposed Final Judgment as so entered with the District Court, the “Final Judgment”).  The term of the Final Judgment will be seven years from the date of its entry with the District Court or five years if the DOJ gives notice that the divestitures, build‑outs and other requirements have been completed to its satisfaction.  A monitoring trustee will be appointed by the District Court that will have the power and authority to monitor the Defendants’ compliance with the Final Judgment and settle disputes among the Defendants regarding compliance with the provisions of the Final Judgment and may recommend action to the DOJ in the event a party fails to comply with the Final Judgment.

FCC Build-Out Commitments

In a letter filed with the FCC on July 26, 2019, DISH has voluntarily committed to deploy a nationwide 5G broadband network and meet revised timelines relating to the build-out of its AWS-4, Lower 700 MHz E Block, AWS H Block and 600 MHz spectrum assets, subject to certain penalties.  These commitments would become effective if ordered by the FCC (the “FCC Order”).  DISH is requesting multi-year extensions to deploy its AWS-4, Lower 700 MHz E Block, and AWS H Block spectrum, and DISH has committed to build out its 600 MHz licenses on an accelerated schedule to better align with its 5G deployment.  DISH has also committed to offer 5G broadband service to certain population coverage targets, along with minimum core network, tower and spectrum use targets, and has waived its right to deploy any technology of its choice under the FCC’s “flexible use” rules with respect to these spectrum bands.  Failure to meet the various commitments would require DISH to pay voluntary contributions totaling up to $2.2 billion to the FCC and would subject certain licenses regarding the AWS-4, Lower 700 MHz E Block, and AWS H Block spectrum to forfeiture.  DISH has also agreed not to sell its AWS‑4 and 600 MHz spectrum for six years without prior DOJ and FCC approval (unless such sale is part of a change of control of DISH).  Additionally, DISH has agreed not to lease a certain percentage of network capacity on its AWS-4 and 600 MHz spectrum for six years to the three largest U.S. wireless carriers (i.e., AT&T, Verizon and NTM), without prior FCC approval.

Upon the effective date of an FCC Order, and while the approval of the Sprint-TMUS merger is pending, the March 7, 2020 build-out deadline that is currently in force for both the AWS-4 and Lower 700 MHz E Block spectrum bands would be tolled; however, if the Sprint-TMUS merger is not consummated, the original deadline would be reinstated with extensions equivalent to the length of time the deadline was tolled.  Except for tolling of the March 2020 deadline, DISH would not receive the requested buildout extensions unless and until the Prepaid Business Sale closes.

DISH’s 5G deployment commitments for each of the four spectrum bands are generally as follows:

•

With respect to the 600 MHz licenses, DISH committed to offer 5G broadband service to at least 70% of the U.S. population and to have deployed a core network no later than June 14, 2023, and to offer 5G broadband service to at least 75% of the population in each Partial Economic Area (which are service areas established by the FCC) no later than June 14, 2025.

•

With respect to the AWS-4 licenses, DISH committed to offer 5G broadband service to at least 20% of the U.S. population and to have deployed a core network no later than June 14, 2022, and to offer 5G broadband service to at least 70% of the U.S. population no later than June 14, 2023.

•

With respect to the Lower 700 MHz E Block licenses, DISH committed to offer 5G broadband service to at least 20% of the U.S. population who are covered by such licenses and to have deployed a core network no later than June 14, 2022, and to offer 5G broadband service to at least 70% of the U.S. population who are covered by such licenses no later than June 14, 2023.

•

With respect to the AWS H Block licenses, DISH committed to offer 5G broadband service to at least 20% of the U.S. population and to have deployed a core network no later than June 14, 2022, and to offer 5G broadband service to at least 70% of the U.S. population no later than June 14, 2023.

Item 9.01. Financial Statements and Exhibits.

d)Exhibits

Exhibit No.	Description
99.1	Press Release, “DISH to Become National Facilities-based Wireless Carrier” dated July 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: July 26, 2019	By:	/s/ Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel